Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Investors — Will Lyons, (617) 532.8104, ir@enernoc.com
Media — Sarah McAuley, (617) 532.8195, news@enernoc.com

EnerNOC Reports Fourth Quarter and Year End 2008 Financial Results

Achieves Record Revenue, Gross Profit, and Customer Additions in 2008; Positioned to Generate Positive Cash Flow from Operations in Second Half of 2009

BOSTON, MA, February 18, 2009 — EnerNOC, Inc. (NASDAQ: ENOC), a leading developer and provider of clean and intelligent energy solutions, today announced financial results for the fourth quarter and year ended December 31, 2008.

“The fourth quarter marked a strong conclusion to an outstanding 2008, a year in which more and more organizations identified energy savings as a top priority. We nearly doubled our megawatts under management and more than doubled our customer base in 2008 relative to 2007,” said Tim Healy, EnerNOC’s Chairman and CEO. “We believe that we are well positioned to generate positive cash flow from operations in the second half of 2009, and to deliver positive earnings for the year ending December 31, 2010.”

“One year ago, we expressed confidence in our ability to achieve specific revenue, gross margin, and megawatt growth targets in 2008, and also provided insight into our expected operating expenses and operating leverage,” Healy added. “I am pleased to report that we achieved every component of that guidance.”

Financial Summary

The following financial results are reported on a U.S. GAAP-basis, unless otherwise noted:

Revenues — Revenues for the fourth quarter of 2008 were $19.7 million, compared to $19.7 million for the same period in 2007. Revenues for the year ended December 31, 2008 were $106.1 million, compared to $60.8 million for the year ended December 31, 2007, an increase of $45.3 million, or 74%.

Cost of Revenues — Cost of revenues for the fourth quarter of 2008 was $12.1 million, compared to $12.7 million for the same period in 2007, a decrease of $0.6 million, or 5%. Cost of revenues for the year ended December 31, 2008 was $64.8 million, compared to $38.9 million for the year ended December 31, 2007, an increase of $25.9 million, or 66%.

Gross Profit/Gross Margin — Gross profit for the fourth quarter of 2008 was $7.6 million, compared to $7.0 million for the same period in 2007, an increase of $0.6 million, or 9%. Gross profit for the year ended December 31, 2008 was $41.3 million, compared to $21.9 million for the year ended December 31, 2007, an increase of $19.4 million, or 89%. Gross margin was 38.6% for the fourth quarter of 2008 and 38.9% for the year ended December 31, 2008, compared to 35.5% and 36.0%, respectively, for the same periods in 2007.

Operating Expenses — Operating expenses for the fourth quarter of 2008 were $19.7 million, compared to $16.5 million for the same period in 2007, an increase of $3.2 million, or 20%. Total operating expenses for the year ended December 31, 2008 were $78.5 million (including $10.4 million of non-cash stock-based compensation expense) compared to $48.2 million (including $7.6 million of non-cash stock-based compensation expense) for the year ended December 31, 2007, an increase of $30.3 million, or 63%. The Company improved its operating leverage throughout the year, as evidenced by an increase in megawatts under management per full-time employee to 6.0 as of December 31, 2008, compared to 4.4 as of December 31, 2007.

Net Loss —

GAAP Results

GAAP net loss for the fourth quarter of 2008 was $12.2 million, or $0.61 per basic and diluted share, compared to a net loss of $9.0 million, or $0.48 per basic and diluted share, for the same period in 2007. GAAP net loss for the year ended December 31, 2008 was $36.7 million, or $1.88 per basic and diluted share, compared to a net loss of $23.6 million, or $1.80 per basic and diluted share, for the year ended December 31, 2007.

Non-GAAP Results

Excluding stock-based compensation charges and amortization of intangibles, non-GAAP net loss for the fourth quarter of 2008 was $9.0 million, or $0.45 per basic and diluted share, compared to a non-GAAP net loss of $6.6 million, or $0.35 per basic and diluted share, for the same period in 2007. Non-GAAP net loss for the year ended December 31, 2008 was $25.2 million, or $1.29 per basic and diluted share, compared to a non-GAAP net loss of $13.7 million, or $1.05 per basic and diluted share, for the year ended December 31, 2007.

Cash and Cash Equivalents — As of December 31, 2008, the Company had cash and cash equivalents totaling $60.8 million, an increase of $7.5 million from cash and cash equivalents as of September 30, 2008, and a decrease of $9.5 million from cash and cash equivalents as of December 31, 2007.

Business Update

EnerNOC’s 2008 business highlights include:

•                  Dispatching emergency demand response resources in its network over 100 times during 2008, delivering performance that averaged over 100% during the year, based on nominated versus delivered capacity.

•                  Nearly doubling its demand response megawatts under management from approximately 1,100 as of December 31, 2007 to over 2,050 as of December 31, 2008.

•                  More than doubling its commercial, institutional, and industrial demand response customer base from approximately 800 as of December 31, 2007 to over 1,650 as of December 31, 2008, and nearly doubling the number of customer sites in its demand response network from approximately 2,200 as of December 31, 2007 to approximately 4,000 as of December 31, 2008.

Company Update

Subsequent to the end of the fourth quarter of 2008, the Company:

•                  Signed a three-year demand response contract with Salt River Project (SRP) to provide up to 50 megawatts of capacity in SRP’s Arizona service territory.

•                  Signed an eight-year demand response contract with Xcel Energy to provide up to 44 megawatts of capacity in Xcel Energy’s Colorado service territory.

•                  Signed an energy efficiency contract with a Fortune 50 company to deliver guaranteed energy cost reductions through its proprietary monitoring-based commissioning (MBCx) application.

•                  Increased megawatts under management by approximately 500, a significant amount of which resulted from sales efforts in the PJM Interconnection region, bringing the Company’s total megawatts under management as of the date of this release to over 2,500.

Financial Outlook

The Company continues to expect to generate positive cash flow from operations in the second half of 2009, and to deliver positive GAAP earnings per share for the year ending December 31, 2010.

Full Year 2009

The Company currently expects to deliver the following financial results for the year ending December 31, 2009:

•                  Total revenue of $155 million to $170 million;

•                  GAAP net loss per basic and diluted share of $1.00 to $1.20;

•                  Non-GAAP net loss per basic and diluted share of $0.40 to $0.60.

First Quarter 2009

The Company currently expects to deliver the following financial results for the quarter ending March 31, 2009:

•                  Total revenue of $17.5 million to $18.5 million;

•                  GAAP net loss per basic and diluted share of $0.70 to $0.75;

•                  Non-GAAP net loss per basic and diluted share of $0.55 to $0.60.

Non-GAAP net loss per share estimates exclude the impact of stock-based compensation charges and amortization of intangibles.

The above statements are based on current expectations. These statements are forward-looking and actual results may differ materially. The Company assumes no obligation to publicly update or revise its financial outlook. Investors are reminded that actual results may differ from these estimates for the reasons described below and in our filings with the Securities and Exchange Commission.

Webcast Reminder

EnerNOC will host a conference call today at 5:00 p.m. ET to discuss details regarding its fourth quarter and full year 2008 performance, as well as other forward-looking information about the Company’s business. Domestic callers may access the earnings conference call by dialing 877-718-5108 (international callers, dial 719-325-4811). Investors and other interested parties may also go to the Investor Relations section of EnerNOC’s web site at http://investor.enernoc.com/webcasts.cfm for a live webcast of the conference call. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast.

An audio replay of the earnings conference call will be available shortly after the call and will remain available through March 3, 2009. The replay can be accessed by dialing 888-203-1112 (international callers dial 719-457-0820). The replay passcode for all callers is 1240252.

About EnerNOC

EnerNOC, Inc. is a leading developer and provider of clean and intelligent energy solutions to utilities and electric power grid operators, as well as commercial, institutional, and industrial customers. EnerNOC’s technology-enabled demand response and energy management solutions help optimize the balance of electric supply and demand. The Company uses its Network Operations Center, or NOC, to remotely manage and reduce electricity consumption across a network of commercial, institutional, and industrial customer sites and make demand response capacity and energy available to utilities and grid operators on demand. For more information, visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, the Company’s ability to generate positive cash flow from operations in the second half of 2009 and to deliver positive earnings for the year ending December 31, 2010, and the future growth and success of the Company’s demand response and energy management solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain of the Company’s contracts and expansion of existing contracts may be subject to approval of state or local regulatory agencies. There can be no assurance that such approvals will be obtained. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

EnerNOC continues to provide all information required in accordance with GAAP and also provides certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. EnerNOC provides non-GAAP net loss and non-GAAP net loss per share data as additional information relating to EnerNOC’s operating results. EnerNOC presents these non-GAAP financial measures as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP.

EnerNOC’s management uses certain non-GAAP financial information, namely operating results excluding the impact of stock-based compensation charges made in accordance with SFAS 123R and amortization of intangibles, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, EnerNOC believes it is useful for its investors to review, as applicable, information that both includes and excludes stock-based compensation and amortization of intangibles in order to assess the performance of EnerNOC’s business and for planning and forecasting in future periods. Whenever EnerNOC reports such non-GAAP financial measures, a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure will be made available. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

In EnerNOC’s earnings releases, conference calls, slide presentations or webcasts, it may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the EnerNOC corporate Web site at http://investor.enernoc.com.

Source: EnerNOC, Inc.

EnerNOC, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except share and per share data)

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Revenues	$19,665	$19,713	$106,115	$60,838
Cost of revenues	12,071	12,716	64,819	38,949
Gross profit	7,594	6,997	41,296	21,889

Operating expenses:
Selling and marketing expenses	6,692	5,344	27,641	17,145
General and administrative expenses	11,820	9,845	46,037	27,917
Research and development expenses	1,189	1,273	4,816	3,097
Total operating expenses	19,701	16,462	78,494	48,159
Loss from operations	(12,107)	(9,465)	(37,198)	(26,270)
Interest and other income (expense), net	23	528	798	2,788
Loss before income tax expense	(12,084)	(8,937)	(36,400)	(23,482)
Provision for income tax expense	(82)	(100)	(262)	(100)
Net loss	$(12,166)	$(9,037)	$(36,662)	$(23,582)

Basic and diluted net loss per share	$(0.61)	$(0.48)	$(1.88)	$(1.80)

Weighted average basic and diluted shares used in computation	19,800,518	18,718,669	19,505,065	13,106,114

EnerNOC, Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

	Year Ended December 31,
	2008	2007
Assets
Cash and cash equivalents	$60,782	$70,242
Restricted cash, including non-current	1,419	3,018
Marketable securities	2,000	15,500
Accounts Receivable, net	11,150	10,134
Unbilled receivable	11,585	—
Deposits, including non-current	2,648	14,451
Prepaid expenses and other current assets	1,535	2,315
Property and equipment, net	26,975	23,195
Goodwill and intangible assets, net	18,535	16,421
Other assets	65	308
Total assets	$136,694	$155,584

Liabilities and Stockholders’ Deficit
Accounts payable	$1,171	$2,112
Accrued capacity payments	18,643	9,069
Current portion of deferred related-party acquisition payments	—	431
Accrued payroll and related expenses	3,048	2,118
Accrued bonus	3,261	2,784
Accrued MDE earn out	—	3,357
Accrued expenses and other current liabilities	3,822	1,586
Contingent consideration provision	—	2,247
Deferred revenue	2,257	3,154
Long-term debt, including current portion	4,564	6,091
Other liabilities	708	218
Stockholders’ equity	99,220	122,417
Total liabilities and stockholders’ equity	$136,694	$155,584

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
	2008	2007

Cash used in operating activities	$(15,207)	$(7,163)
Cash provided by (used in) investing activities	6,894	(57,019)
Cash (used in) provided by financing activities	(1,070)	125,240
Net effect of foreign currency on cash and cash equivalents	(77)	—
Net (decrease) increase in cash and cash equivalents	$(9,460)	$61,058

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These measures differ from GAAP in that they exclude expenses related to stock-based compensation and amortization of intangibles. The Company’s basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•                  The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses and amortization of intangibles provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company’s operating results and underlying operational trends.

•                  Although stock-based compensation is an important aspect of the compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  The Company does not acquire intangible assets on a predictable cycle. The Company’s intangible assets relate solely to business acquisitions.  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity.

EnerNOC, Inc.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

GAAP Net Income	$(12,166)	$(9,037)	$(36,662)	$(23,582)
ADD: Stock-based compensation	3,049	1,838	10,439	7,597
ADD: Amortization of intangibles	166	629	1,019	2,287
Non-GAAP Net Income	$(8,951)	$(6,570)	$(25,204)	$(13,698)

GAAP earnings per basic and diluted share	$(0.61)	$(0.48)	$(1.88)	$(1.80)
ADD: Stock-based compensation	0.15	0.10	0.54	0.58
ADD: Amortization of intangibles	0.01	0.03	0.05	0.17
Non-GAAP earnings per basic and diluted share	$(0.45)	$(0.35)	$(1.29)	$(1.05)